Exhibit 99(b)

383 MADISON AVENUE NEW YORK, NY 10179

Exhibit 99(b)

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May [    ], 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May [    ], 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Bear Stearns Companies Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, please do NOT mail back your proxy card.

THANK YOU FOR YOUR VOTE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BRSTR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BEAR STEARNS COMPANIES INC.

The Board of Directors of The Bear Stearns Companies Inc. recommends that Stockholders vote “FOR” Proposals 1 and 2.		For	Against	Abstain

PROPOSAL 1.	TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 16, 2008, BY AND BETWEEN THE BEAR STEARNS COMPANIES INC. AND JPMORGAN CHASE & CO., AS AMENDED BY AMENDMENT NO. 1 DATED AS OF MARCH 24, 2008 AND AS SUCH AGREEMENT MAY BE FURTHER AMENDED FROM TIME TO TIME.	☐	☐	☐

PROPOSAL 2.	TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting or any adjournments or postponements thereof.

This proxy card is valid only when signed and dated. Please date and sign exactly as name appears hereon. If shares are held by joint tenants or as community property, both parties must sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, give full title as such. Where more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.

The undersigned hereby acknowledges receipt of the notice of special meeting and accompanying proxy statement/prospectus.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend the special meeting of stockholders.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

THE BEAR STEARNS COMPANIES INC.

This Proxy is Solicited on Behalf of the Board of Directors of The Bear Stearns Companies Inc. for the Special Meeting of Stockholders—May [    ], 2008 at 10:00 a.m. E.D.T.

The undersigned stockholder of The Bear Stearns Companies Inc. (the “Company”) hereby appoints James E. Cayne, Alan C. Greenberg and Alan D. Schwartz, and each of them, as attorneys-in-fact and proxies, each with the power of substitution and revocation, on behalf of and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held at the Company’s global headquarters located at 383 Madison Avenue, 2nd Floor, New York, New York, 10179, at 10:00 a.m. Eastern Daylight Time on May [    ], 2008, and at any adjournments or postponements thereof, with authority to vote all shares of common stock of the Company which the undersigned would be entitled to vote, if then and there personally present, in accordance with the directions indicated herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 LISTED ON THE REVERSE SIDE. THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY BE PROPERLY PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

If you wish to note any Address Changes/Comments, please write details in the space below and mark the corresponding box on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be marked, dated and signed on reverse side)